EXHIBIT 99.1

IN THE UNITED STATES DISTRICT COURT DISTRICT OF UTAH, CENTRAL DIVISION
IN RE NU SKIN ENTERPRISES, INC., SHAREHOLDER DERIVATIVE LITIGATION,	Civil Case No. 2:14-cv-00107-JNP (Cons.) SHAREHOLDER DERIVATIVE ACTION
This Document Relates To: ALL ACTIONS.

STIPULATION AND AGREEMENT OF SETTLEMENT
This Stipulation and Agreement of Settlement (the "Stipulation"), fully executed on July 13, 2016, is made and entered into by and among the following Parties (as defined herein), each by and through their respective counsel of record: (i) Co-Lead Plaintiffs in the above-captioned consolidated stockholder derivative action (the "Action"), Analisa Suderov and Amos C. Acoff  ("Co-Lead Plaintiffs"), on behalf of themselves and derivatively on behalf of Nu Skin Enterprises, Inc. ("Nu Skin" or the "Company" or the "Nominal Defendant"); (ii) Nominal Defendant Nu Skin; and (iii) individual defendants M. Truman Hunt ("Hunt"), Steven J. Lund ("Lund"), Nevin N. Andersen ("Andersen"), Daniel W. Campbell ("Campbell"), Thomas R. Pisano ("Pisano"), Patricia A. Negron ("Negron"), Andrew D. Lipman ("Lipman"), Neil H. Offen ("Offen"), and Ritch Wood ("Wood"), each of whom is a current or former member of the Board of Directors (the "Board") of Nu Skin and/or a current or former senior officer of Nu Skin (collectively, the "Individual Defendants" and together with Nu Skin, the "Defendants").

This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle Plaintiffs' Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.

I. INTRODUCTION
A.	Factual Background

Nu Skin is a global direct selling company with operations in over 50 markets worldwide. The Company purports to develop and distribute premium quality anti-aging personal care products and nutritional supplements under its Nu Skin and Pharmanex brands.  The Company primarily sells its products through direct selling.  The Company generally relies on independent salespeople called "distributors."  In the People's Republic of China ("China" or "PRC") however, defendants have said that the Company employs sales personnel who sell through physical stores as well contract with direct sellers who sell through direct sales where permitted.

The Action alleges that from at least 2012, the Individual Defendants caused and or allowed the Company's operations in China to function as a pyramid scheme, in violation of PRC law.  Moreover, the Action alleges that the Individual Defendants failed to disclose this fact in the Company's filings with the United States Securities and Exchange Commission ("SEC"), rendering these financial statements false and misleading at all relevant times.

As a result of this alleged conduct, the Action alleges that China's State Administration for Industry and Commerce announced an investigation on January 15, 2014 into allegations that Nu Skin distributed false information and was conducting illegal business practices in China.  Days later, China's Ministry of Commerce announced that it too was investigating Nu Skin China's business practices.

The Complaint alleges that the Company violated Chinese anti-multi-level marketing laws.  The Complaint also alleges that on January 16, 2014, the Company initiated an internal investigation and on January 21, 2014, the Company disclosed that it had found violations of Company policy and rules by sales employees in China.  Nu Skin announced that it would temporarily suspend accepting applications for any new distributors in China.  On March 3, 2014 the Company announced that it temporarily suspended all business promotional meetings as well as applications for new sales representatives.

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The Action alleges that these events substantially harmed the Company, resulting in hundreds of millions of dollars in decreased revenues from China, an over 50% reduction in sales leaders in China, downgrades from securities analysts, and the suspension of business meetings and sales representatives, combined with heightened government scrutiny.

B.	Procedural Background

On February 14, 2014 the first of four shareholder derivative actions brought on behalf of Nu Skin were filed in this Court.  On April 30, 2014 the Court consolidated those actions into the Action, and appointed plaintiffs Analisa Suderov and Amos C. Acoff as Co-Lead Plaintiffs in the Action and appointed Bernstein Litowitz Berger & Grossmann LLP and The Weiser Law Firm, P.C. as Co-Lead Counsel in the Action.

Shortly thereafter, Plaintiffs' Co-Lead Counsel associated with other counsel that had conducted an investigation of Nu Skin's corporate books and records pursuant 8 Del. C. § 220 ("Section 220").  Nu Skin agreed to produce certain non-public documents under the terms of a confidentiality agreement pursuant to the Section 220 request.

On August 4, 2014 Co-Lead Plaintiffs filed the Verified Consolidated Shareholder Derivative Complaint (the "Complaint") under seal.  The Complaint contained allegations based, in part, on information derived from and citations to certain non-public documents obtained pursuant to Section 220.  The Complaint asserted claims against certain of the Individual Defendants for misappropriation of information with respect to certain sales of Company stock and claims against all of the Individual Defendants for breach of fiduciary duty and unjust enrichment.

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On September 24, 2014 Defendants moved to dismiss the Complaint for failure to plead that pre-suit demand was excused on the Nu Skin Board of Directors (the "Board") or in the alternative to stay the Action pending resolution of the related federal securities class action, captioned In re Nu Skin Enterprises, Inc., Sec. Litig., No. 2:14-cv-00033-DB (the "Securities Action") also pending before this Court.

The Court heard oral argument on July 17, 2015 and on July 20, 2015 entered an order staying the Action pending the outcome of the Securities Action.

C.	Settlement Negotiations

Beginning in February 2016, the Parties began to discuss the potential for resolution of the Action, and thereafter engaged in extensive communications and efforts aimed at reaching a settlement.  Following preliminary settlement discussions held in February and March 2016, on April 6, 2016, Plaintiffs' Co-Lead Counsel sent a detailed, formal settlement demand to counsel for Defendants, outlining the terms under which Plaintiffs would agree to settle the Action.

Negotiations between the Parties continued over the following weeks, overseen by an experienced mediator, the Honorable Layn R. Phillips, U.S. District Judge (Retired) (the "Mediator" or "Judge Phillips").  As a result of these negotiations, the Parties were ultimately able to reach an agreement to resolve the Action.  In addition, for purposes of confirmatory discovery, Defendants produced to Plaintiffs, and Plaintiffs reviewed: (a) six deposition transcripts from the Securities Action and (b) confidential, non-public documents spanning nearly 4,600 pages.  As a condition of the settlement reflected in this Stipulation (the "Settlement"), Nu Skin will agree to institute and maintain certain corporate governance reforms, the terms of which are fully set forth in Exhibit A to this Stipulation.

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After reaching agreement on these substantive corporate governance terms, the Parties commenced negotiations at arm's length regarding the attorneys' fees and reimbursement of expenses to be paid to Plaintiffs' Co-Lead Counsel in light of the substantial benefits which have been or will be conferred upon the Company as a result of the settlement of the Action.  Following extensive discussions overseen by the Mediator, the Parties ultimately accepted a "Mediator's proposal" made by Judge Phillips with respect to the attorneys' fees and reimbursement of expenses to be paid to Plaintiffs' Counsel, subject to the approval of the Court.
II. PLAINTIFFS' COUNSEL'S INVESTIGATION AND RESEARCH, PLAINTIFFS' CLAIMS, AND THE BENEFITS OF SETTLEMENT
Plaintiffs' Counsel (as defined herein) conducted an extensive investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (1) inspecting, analyzing, and reviewing Nu Skin's public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) conducting an investigation of Nu Skin's books and records pursuant to Section 220 and reviewing more than 150 Board minutes, Board presentations and Board documents; (3) working with investigators who interviewed witnesses in China; (4) drafting and filing the various initial shareholder derivative complaints in the actions and the detailed Complaint in Action; (5) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (6) briefing and arguing in opposition to the motion to dismiss; (7) researching corporate governance issues; (8) opposing and arguing Defendants' motions to dismiss or stay the Action; (9) reviewing and analyzing over 4,600 pages of non-public documents and six depositions as part of confirmatory discovery in the Action; and (10) participating in extensive settlement discussions with counsel for Defendants.

Plaintiffs' Counsel believes that the claims asserted in the Action have merit and that their investigation supports the claims asserted.  Without conceding the merit of any of Defendants' defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including a potential trial and appeal, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Plaintiffs and Plaintiffs' Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeal.  Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in a complex case such as the Action, as well as the difficulties and delays inherent in such litigation.  Based on their evaluation, Plaintiffs and Plaintiffs' Counsel have determined that the Settlement is in the best interests of Plaintiffs, Nu Skin, and Current Nu Skin Stockholders (as defined herein), and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

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III. DEFENDANTS' DENIAL OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Nu Skin, or any wrongdoing whatsoever.  Without admitting the validity of any of the claims Plaintiffs have asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.  Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.  Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Nu Skin and Current Nu Skin Stockholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Final Order and Judgment (as defined herein), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs' Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

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IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
Plaintiffs (on behalf of themselves and derivatively on behalf of Nu Skin), the Individual Defendants, and Nominal Defendant Nu Skin, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to the approval of the Court, the Action, Plaintiffs' Released Claims and Defendants' Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Parties, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meaning specified below:

1.1. "Action" means the above-captioned consolidated shareholder derivative action pending in the U.S. District Court for the District of Utah, captioned In re Nu Skin Enterprises, Inc. Shareholder Derivative Litigation, Lead Case No. 3:14-cv-382-SI.

1.2. "Board" means the Nu Skin Board of Directors.

1.3. "Co-Lead Plaintiffs" means Analisa Suderov and Amos C. Acoff.

1.4. "Court" means the U.S. District Court for the District of Utah.

1.5. "Company" means Nu Skin Enterprises, Inc.

1.6. "Current Nu Skin Stockholder" means any Person who owned Nu Skin common stock as of the Execution Date of this Stipulation and who continues to hold their Nu Skin common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Nu Skin, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

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1.7. "Defendants" means, collectively, the Individual Defendants and Nominal Defendant Nu Skin.

1.8. "Defendants' Counsel" means (i) Parr Brown Gee & Loveless, 101 South 200 East, Salt Lake City, UT 84111; and (ii) Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, CA 94304.

1.9. "Defendants' Released Claims" means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, asserted or that might have been asserted in any forum by Defendants' Released Persons against Plaintiffs' Released Persons, which arise out of, are based on, or relate in any way, directly or indirectly, to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement).

1.10. "Defendants' Released Persons" means each of the Defendants and, to the maximum extent permitted by law, each of Defendants' immediate family members, spouses, heirs, executors, estates, administrators, trustees, assigns, and any trusts in which Defendants, or any of them, are settlors, or which are for the benefit of any Defendants and/or members of his immediate family; any entity in which a Defendant, and/or members of his family has a controlling interest; each of the Defendants' present and former attorneys, legal representatives, and assigns in connection with the Action; Defendants' insurers; and all present and former directors and officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, and divisions.

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1.11. "Effective Date" means the first date by which all of the events and conditions specified in ¶ 6.1 herein have been met and have occurred.

1.12.  "Execution Date" means the date this Stipulation has been signed by all the signatories through their respective counsel.

1.13.  "Fee Award" means the sum to be paid to Plaintiffs' Counsel for their attorneys' fees and expenses, detailed in ¶¶ 5.1-5.2, subject to Court approval, in recognition of the substantial benefits conferred upon Nu Skin and Current Nu Skin Stockholders by the initiation, prosecution, and settlement of the Action.

1.14.  "Final" means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review.  More specifically, it is that situation when (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Final Order and Judgment or affirmed the court of appeals' decision affirming the judgment or dismissing the appeal.  However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys' fees, costs or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.15.  "Final Order and Judgment" means the order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

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1.16.  "Individual Defendants" means, collectively, Hunt, Lund, Andersen, Campbell, Pisano, Negron, Lipman, Offen, and Wood.

1.17.  "Nu Skin," the "Company" or "Nominal Defendant" means Nu Skin and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.

1.18.  "Notice to Current Nu Skin Stockholders" or "Notice" means the Notice of Pendency and Proposed Settlement of Stockholder Action, substantially in the form of Exhibit C attached hereto.

1.19.  "Parties" means, collectively, each of the Plaintiffs (on behalf of themselves and derivatively on behalf of Nu Skin), each of the Individual Defendants, and Nominal Defendant Nu Skin.

1.20. "Person" or "Persons" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.21. "Plaintiffs" means, collectively, Amos. C. Acoff, Analisa Suderov, To Chin Kock, and John Bierman.

1.22. "Plaintiffs' Co-Lead Counsel" means Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, New York, NY, 10020 and The Weiser Law Firm, P.C., 22 Cassatt Avenue, Berwyn, Pennsylvania 19312.

1.23. "Plaintiffs' Counsel" means: (i) Miller Toone, P.C., 165 South Regent Street, Salt Lake City, UT 84111; (ii) Bernstein Litowitz Berger & Grossman LLP, 1251 Avenue of the Americas, New York, NY, 10020; (iii) The Weiser Law Firm, P.C., 22 Cassatt Avenue, Berwyn, Pennsylvania 19312; (iv) Block & Leviton, LLP, 155 Federal Street, Suite 400, Boston, MA 02110; (v) The Rosen Law Firm, P.A., 275 Madison Ave., 34th Floor, New York, NY 10016; (vi) Lifshitz & Miller, 821 Franklin Ave., Suite 209, Garden City, NY 11530; and (vii) Hach Rose Schirripa & Cheverie, LLP, 185 Madison Ave., 14th Floor, New York, NY 10016.

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1.24. "Plaintiffs' Released Claims" means all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature, and description whatsoever, including both known claims or Unknown Claims, asserted or that might have been asserted in any forum by Plaintiffs' Released Persons or any other Nu Skin shareholder derivatively on behalf of Nu Skin, against any of Defendants' Released Persons, that: (a) were alleged in the Action or (b) could have been asserted against the Company or Individual Defendants, or any of them, in any forum that arise out of, or are based upon, or related to any of the allegations, transactions, facts, matters, occurrences, representations, omissions or subject matter set forth or otherwise at issue in the Action or that could have been brought or included in the Action (whether related to known claims or Unknown Claims) concerning: (i) the business or operations of Nu Skin China; (ii) the Company's or Individual Defendants' failure to maintain appropriate internal controls or to provide proper oversight and management of Nu Skin or Nu Skin China; (iii) the Individual Defendants' acquisition or disposition of any company securities; or (iv) the Individual Defendants' alleged breach of fiduciary duty to Nu Skin or its shareholders (including alleged breaches of the duty of care, candor or loyalty); provided however, that "Plaintiffs' Released Claims" shall not include any claims to enforce the Settlement.  For the avoidance of doubt, the Plaintiffs' Released Claims do not include any direct claims of any Nu Skin shareholder, including any claims based on or arising under the federal or state securities laws.

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1.25. "Plaintiffs' Released Persons" means Plaintiffs, Plaintiffs' Counsel and each of their immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof.

1.26. "Preliminary Approval Order" means the Order to be entered by the Court, substantially in the form of Exhibit B attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current Nu Skin Stockholders, and scheduling a Settlement Hearing to consider whether the Settlement and the Fee Award should be finally approved.

1.27. "Released Parties" means Defendants' Released Persons and Plaintiffs' Released Persons.

1.28. "Releases" means the releases set forth in ¶¶ 4.1 and 4.2 of this Stipulation.

1.29.  "Settlement" means the settlement documented in this Stipulation.

1.30.  "Settlement Hearing" means a hearing by the Court to review this Stipulation and determine: (i) whether to enter the Final Order and Judgment; and (ii) all other matters related to the Settlement that are properly before the Court.

1.31.  "Stipulation" means this Stipulation and Agreement of Settlement.

1.32.  "Summary Notice" means the summarized Notice substantially in the form of Exhibit D attached hereto.

1.33.  "Unknown Claims" means any of Plaintiffs' Released Claims and Defendants' Released Claims that any Party does not know or suspect exists in his, her, or its favor at the time of the Settlement, including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement.  The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code Section 1542 ("§ 1542") or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to § 1542, which provides:

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A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them, with respect to Plaintiffs' Released Claims and Defendants' Released Claims in the Settlement, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Plaintiffs' Released Claims and Defendants' Released Claims known or unknown, suspected or unsuspected, contingent or absolute, apparent or unapparent, which do not exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

2.	Settlement Consideration

2.1. Nu Skin, through its Board, shall adopt and implement the corporate governance measures (the "Reforms") attached as Exhibit A to this Stipulation, within thirty (30) days after the Effective Date, except as expressly set forth in Exhibit A.

2.2. Defendants acknowledge that the filing of the Action was the cause of the relief set forth in ¶2.1 above.  Defendants agree that the Reforms confer a material benefit on Nu Skin and Current Nu Skin Stockholders.  In addition, the Board, exercising its independent business judgment, believes that the Settlement is in the best interests of Nu Skin and Current Nu Skin Stockholders.

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3.	Procedures for Implementing the Settlement

3.1. Within ten (10) business days after the Execution Date of this Stipulation, Plaintiffs shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of pendency and proposed Settlement to Current Nu Skin Stockholders; (iii) approval of the form of Notice attached hereto as Exhibit C; and (iv) a date for the Settlement Hearing.

3.2. Within ten (10) business days of the Court's entry of the Preliminary Approval Order, Nu Skin shall: (a) cause a press release to be issued that contains the contents of the Summary Notice; (b) cause a Current Report on Form 8-K to be filed with the SEC that contains the contents of the Summary Notice, attach a copy of the Stipulation to the 8-K and provide a link in the 8-K to the Stipulation and Notice that shall be posted on the Investor Relations portion of Nu Skin's website; and (c) cause a copy of the Summary Notice to be published one time in the Investor's Business Daily.  All costs of such Notice and posting and any other notice ordered by the Court shall be paid by Nu Skin.

3.3. After notice as described above is given to Current Nu Skin Stockholders, Plaintiffs' Counsel shall request that the Court hold the Settlement Hearing to finally approve the Settlement and the requested Fee Award.  At the Settlement Hearing, Plaintiffs' Counsel shall request the Court's final approval of the Settlement and the Court's approval of the Fee Award as referenced in Section 5 below.

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3.4. The Parties shall request that any objections and papers filed in support of objections to the Settlement shall be considered by the Court at the hearing only if the objector, among other things, (i) files notice of an intention to appear that includes proof of current ownership of Nu Skin common stock, (ii) files papers in support of the objection with the Clerk of the Court by at least twenty-one (21) calendar days prior to the hearing, and (iii) ensures such notice and papers have been served on and received by counsel as identified in the Notice by at least twenty-one (21) calendar days prior to the hearing.

3.5. If the Court approves the Settlement at the Settlement Hearing, the Parties will jointly request entry of the Final Order and Judgment by the Court, the entry of which is a condition of this Stipulation: (i) approving finally the Settlement set forth in the Stipulation as fair, adequate, and reasonable, and directing its consummation pursuant to its terms; (ii) finally approving a fee award to Plaintiffs' counsel; (iii) dismissing with prejudice all of Plaintiffs' Released Claims against Defendants' Released Persons; (iv) permanently barring and enjoining the institution and prosecution by Plaintiffs' Released Persons and any Nu Skin stockholder on behalf of Nu Skin against Defendants' Released Persons in any court of any of Plaintiffs' Released Claims and any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; (v) permanently barring and enjoining the institution and prosecution by Defendants' Released Persons and/or Current Nu Skin Stockholders of any action against Plaintiffs' Released Persons in any court of any of the Defendants' Released Claims arising out of, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; and (vi) containing such other and further provisions consistent with the terms of this Stipulation to which the Parties hereto consent in writing.

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3.6. Any objections to or appeals from the Fee Award shall not affect the finality of the Settlement.

4.	Releases

4.1. In consideration of the obligations and commitments undertaken by Defendants and the releases by Defendants' Released Persons, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Plaintiffs' Released Persons shall fully, finally and forever release, relinquish and discharge as against Defendants' Released Persons any and all of Plaintiffs' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiffs' Released Claims against Defendants' Released Persons.

4.2. In consideration of the obligations and commitments undertaken by the Parties, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Defendants' Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs' Released Persons any and all of Defendants' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants' Released Claims against Plaintiffs' Released Persons.

4.3. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

5.	Plaintiffs' Counsel's Attorneys' Fees and Expenses

5.1. In recognition of the substantial benefits provided to Nu Skin and Current Nu Skin Stockholders as a result of the initiation, prosecution, pendency, and settlement of the Action, Nu Skin and/or its insurers shall, upon Court approval, pursuant to the timetable provided herein, pay or cause to be paid to Plaintiffs' Counsel attorneys' fees and expenses in the total amount of $1,275,000 (the "Fee Award").  The amount of the Fee Award is the product of the Parties' acceptance of a "Mediator's Proposal" made by Judge Phillips.  The current Board, in the exercise of its independent business judgment, does not object to the Fee Award, and the Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon Nu Skin and Current Nu Skin Shareholders by this Stipulation.

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5.2. The Fee Award shall be transferred to Plaintiffs' Co-Lead Counsel, as receiving agent for Plaintiffs' Counsel, within ten (10) business days after entry of the order awarding the Fee Award, notwithstanding the existence of any timely filed objections to the Fee Award, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs' Counsel's obligation to make appropriate refunds or repayments to Nu Skin and/or its successor(s) or insurer(s) pursuant to paragraph 5.4 below.

5.3. Payment of the Fee Award in the amount approved by the Court shall constitute final and complete payment for Plaintiffs' Counsel's attorneys' fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Action and the resolution of the claims alleged therein.  Plaintiffs' Co-Lead Counsel shall have the sole authority for the allocation and distribution of the Fee Award to Plaintiffs' Counsel.  Defendants shall have no obligation to make any payment other than the Fee Award as provided herein to any Plaintiffs' Counsel.

5.4. Plaintiffs' Counsel and their successors are obligated to repay the amount of the Fee Award, or part thereof, paid by Nu Skin and/or its successor(s) or insurer(s) if the Settlement is terminated pursuant to the terms of this Stipulation or if, or a result of any appeal or further proceedings on remand or successful collateral attack, the Fee Award is overturned or reduced and such order overturning or reducing the award has become final and no longer subject to appeal.  Plaintiffs' Counsel shall make the appropriate refund or repayment in full no later than fifteen (15) business days after (a) the date of termination of the Settlement; or (b) the date any order reducing or reversing the Fee Award has become final and no longer subject to appeal.

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5.5. Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs in connection with the Action.

5.6. In light of the substantial benefits they have helped to create for Nu Skin and all Current Nu Skin Stockholders, any or all of the Plaintiffs may apply for Court-approved incentive awards in the amount of $2,500.00 each (the "Incentive Awards").  The Incentive Awards shall be funded from the Fee Award, to the extent that this settlement is approved in whole or part.  Defendants shall take no position on the Incentive Awards.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1. The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a) the Board has approved the Settlement and each of its terms as in the best interests of Nu Skin;

(b) the cash payment to the Company in accordance with ¶2.1 hereof;

(c)  the entry by the Court of the Final Order and Judgment; and

(d) the Final Order and Judgment having become Final.

6.2. If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶ 6.3, and the Parties shall be restored to their respective positions in the Action as of the Execution Date of this Stipulation, unless Plaintiffs' Counsel and Defendants' Counsel mutually agree in writing to proceed with the Stipulation.

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6.3. If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if the judgment specified in ¶ 6.1(d) is successfully attacked collaterally, then the payments to Plaintiffs' Counsel pursuant to Section 5, and any and all interest accrued thereon since payment, shall be returned to Nu Skin, its designee, and/or its successors within ten (10) business days of said event.

6.4. In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, the Parties shall be restored to their respective positions as of the Execution Date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding.  In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ 6.2-6.4, 8.4, 8.6, 8.9, 8.10, and 8.11 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Bankruptcy

7.1. In the event any proceedings by or on behalf of Nu Skin, whether voluntary or involuntary, are initiated under any chapter of the U.S. Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action ("Bankruptcy Proceedings"), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

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7.2. In the event of any Bankruptcy Proceedings by or on behalf of Nu Skin, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provisions

8.1. The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2. If the Plaintiffs believe additional confirmatory discovery is necessary to evaluate the reasonableness of the Settlement as outlined herein, Plaintiffs will promptly contact Defendants.  If there is any dispute with respect to confirmatory discovery, it will be addressed to Judge Phillips.

8.3. The Parties agree that the terms of the Settlement were negotiated in good faith by the Parties through arms-length negotiations, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel and with the substantial assistance of the Mediator.  No discussions regarding the Fee Award were conducted until all material settlement terms were first agreed upon.  The Parties will request that the Judgment in the Action contain a finding that during the course of the litigation, the Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct.  The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.

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8.4. Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of Plaintiffs' Released Claims, or of any fault, wrongdoing or liability of any of the Parties, Plaintiffs' Counsel, Defendants' Counsel, Defendants' Released Persons or Plaintiffs' Released Persons; or (ii) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, any fault, omission, wrongdoing or liability of any of the Parties, Plaintiffs' Counsel, Defendants' Counsel, Defendants' Released Persons or Plaintiffs' Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.  The Parties, Plaintiffs' Counsel, Defendants' Counsel, Defendants' Released Persons and Plaintiffs' Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.5. The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.6. The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

8.7. The Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

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8.8. The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.  The Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Nu Skin shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Nu Skin they will continue to seek final approval of this Stipulation expeditiously, including but not limited to the settlement terms reflected in this Stipulation and the Fee Award.  The Parties also agree that Nu Skin has already received adequate consideration for payment of the Fee Award.

8.9. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.10. All agreements made and orders entered during the course of the Action relating to the confidentiality of information and documents shall survive this Stipulation.

8.11. Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so.  The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties, Plaintiffs' Released Persons, and Defendants' Released Persons.

8.12. The Stipulation may be executed by facsimile and in one or more counterparts.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  A complete set of original executed counterparts shall be filed with the Court.

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IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of July 13, 2016.

PARR BROWN GEE & LOVELESS /s/ Robert S. Clark	MILLER TOONE, P.C. s/ Blake D. Miller

Robert S. Clark (4015)
rclark@parrbrown.com
Daniel E. Barnett (8579)
dbarnett@parrbrown.com
PARR BROWN GEE & LOVELESS
185 S. State Street, Suite 800
Salt Lake City, Utah 84111
Telephone (801) 532-7840
Facsimile (801) 532-7740

James G. Kreissman (admitted pro hac vice)
jkreissman@stblaw.com
Alexis Coll-Very (admitted pro hac vice)
acoll-very@stblaw.com
SIMPSON THACHER & BARTLETT LLP
2475 Hanover Street
Palo Alto, California 94304
Telephone: (650) 251-5000
Facsimile: (650) 251-5002

Counsel for Defendants

Blake D. Miller (#4090)
P. Matthew Muir (#9560)
165 South Regent Street
Salt Lake City, UT 84111
Telephone: (801) 363-5600
Facsimile: (801) 363-5601
miller@millertoone.com
muir@millertoone.com

Derivative Liaison Counsel for Plaintiffs

Mark Lebovitch (Admitted Pro Hac Vice)
David L. Wales (Admitted Pro Hac Vice)
BERNSTEIN LITOWITZ BERGER
     & GROSSMANN LLP
1251 Avenue of the Americas
New York, NY 10020
Telephone: (212) 554-1400
Facsimile: (212) 554-1444
markl@blbglaw.com
dwales@blbglaw.com

Robert B. Weiser (Subject to Admission Pro Hac Vice)
Brett D. Stecker (Admitted Pro Hac Vice)
James M. Ficaro
THE WEISER LAW FIRM, P.C.
22 Cassatt Avenue, First Floor
Berwyn, PA 19312
Telephone: (610) 225-2677
Facsimile: (610) 408-8062
rw@weiserlawfirm.com

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EXHIBIT A

CORPORATE GOVERNANCE REFORMS FOR NU SKIN ENTERPRISES INC.

I. Modification of the Charter of the Nominating and Corporate Governance Committee

("NCGC") of the Board of Directors.

A.	The Charter of the NCGC will be modified within thirty days (30) after the Effective Date of this Agreement (the "Amended Charter"), and the Amended Charter shall remain operative for, at a minimum, five (5) years from implementation.

B.	The NCGC will have responsibility for, inter alia, focusing Board attention on international compliance issues surrounding the Company in markets where Nu Skin currently conducts a material percentage of business (to be agreed upon before execution of any Stipulation) and in markets where the Company seeks to expand.

C.	The Amended Charter shall address, inter alia, three specific issues:

1. The scope of the NCGC's oversight responsibility;

2. The tools by which such oversight may be accomplished; and

3. The NCGC's internal and external reporting obligations.

D.	Scope of Responsibility

In general, the NCGC shall have oversight and responsibility with respect to, inter alia:

1. Nu Skin's substantive regulatory, legal and/or compliance obligations in the foreign countries in which it operates, as well as compliance with U.S. laws that address operations outside the U.S. (such as the Foreign Corrupt Practices Act);

2. Nu Skin's education programs meant to ensure compliance with foreign legal and regulatory schemes;

3. Nu Skin's review and evaluation of external complaints alleging lapses in Nu Skin's regulatory and compliance behavior; and

4. Review and coordination between Nu Skin and any non-U.S. regulatory agency.

E.	Power and Tools

1. The NCGC can require management to conduct audits on compliance, regulatory, legal and/or ethical concerns;

2. The NCGC can direct whether it should be the direct recipient of the results of such an audit or whether the results shall initially be provided to management;

3. The NCGC can commission an external audit of compliance, regulatory, legal and/or ethical concerns;

4. The NCGC can retain outside counsel with appropriate expertise, and, in the sole discretion of the NCG, based on factors such as an actual or potential conflict of interest, the NCGC can retain counsel that is not counsel to the company or senior management, and, at its discretion, can retain experts and consultants in the discharge of its responsibilities;

5. The NCGC may meet privately with any member of the Nu Skin senior management team or any other Nu Skin employee and may request such a meeting; and

6. On a quarterly basis, the NCGC will receive updates on (i) legal and regulatory changes in foreign markets where the Company does business or to foreign markets where the Company is contemplating expansion and (ii) the Company's programs designed to promote compliance with the regulatory and legal requirements in the foreign markets.

F.	Reporting Responsibilities

1. The NCGC should meet at least quarterly and should provide a report to the full Board at least quarterly, with the fourth quarterly meeting each fiscal year including a "year in review" presentation or discussion including any actual or potential compliance issues and Nu Skin's response thereto, as well as actions the NCGC has taken with respect to such issues during that fiscal year.

G.	Composition of the Committee

1. The NCGC should be comprised of at least three (3) independent directors, and officer/directors shall be prohibited from serving on the Committee;

2. The independent directors on the NCGC may meet in executive session;

3. One member of the NCGC should be an independent director who is either an attorney or a person with expertise in international regulatory enforcement or compliance; and

4. An independent director who is either an attorney or a person with expertise in international regulatory enforcement or compliance shall be consulted in setting the agenda of the NCGC with respect to international compliance issues.

II. Appointment of International Compliance Officers.

A.	Appointment of Officers. Within thirty days (30) after the Effective Date of this Agreement, an International Compliance Officer shall be appointed for each of Nu Skin's EMEA, Asia, and Americas regions, respectively (collectively, the "ICOs"), through the process outlined in Section II.C below. The ICOs shall report directly to the Company's Chief Compliance Officer and shall be responsible for supervising Nu Skin's international compliance efforts and performance of the duties outlined in this Agreement in their respective regions. The ICOs shall, after consultation with the NCGC, be responsible for hiring additional staff as needed to help execute his or her duties.

B.	Tenure for Officers. The ICOs shall continue to operate and report to the Chief Compliance Officer for a minimum of five (5) years following the implementation of this Agreement.

C.	Qualifications, Selection, Compensation, and Termination of ICOs.

1. The ICOs shall have significant experience with regulatory schemes in the respective foreign markets to which they are assigned.

2. The employment or termination of the ICOs must be approved by the NCGC.

D.	Scope of Responsibility. In general, the ICOs will have oversight responsibility with respect to:

1. Nu Skin's compliance with applicable business practices in foreign markets where it conducts business or in markets where Nu Skin seeks to expand;

2. Nu Skin's review and evaluation of external complaints alleging concerns regarding Nu Skin's compliance with business practices in foreign markets where it conducts business or in markets where Nu Skin seeks to expand;

3. Nu Skin's assessment of risks regarding Nu Skin's business practices in foreign markets, and oversight of the implementation any solutions; and

4. Nu Skin's education programs to ensure management at all levels of the Company are aware of the Company's compliance protocols.

E.	Authority.

1. The ICOs can in their discretion recommend to the NCGC the engagement of independent outside counsel with appropriate expertise, and, in the ICOs' sole discretion, based on factors such as an actual or potential conflict of interest, can recommend that counsel not be counsel to the Company or senior management, and, at its discretion, can retain experts and consultants in the discharge of its responsibilities.

2. The ICOs may request and meet privately with any member of the Nu Skin senior management team, any other Nu Skin employee, or any regulatory official or other complainant. Nu Skin management and employees must comply with any such requests to meet in a timely fashion.

3. The ICOs shall be available to meet with any member of the Nu Skin senior management team, any other Nu Skin employee, or any regulatory official or other complainant who wishes to discuss issues related to Nu Skin's international regulatory compliance.

F.	Reporting Responsibilities.

1. Either the ICOs or Nu Skin's Chief Compliance Officer shall report at least quarterly to the NCGC and provide a report to the full Board at least annually, with the fourth quarterly report to include a "year in review" presentation or discussion for the preceding fiscal year; and

2. The ICOs can report any issues directly to the NCGC that the ICOs deem appropriate.

III. Board of Directors

A.	Independent Director. Within 18 months of the approval of this settlement, the Board shall add one new independent director, or, in the event that a vacancy shall arise on the Board during this time period, appoint a new director to fill such vacancy. Such director shall have prior experience serving as a director of a publicly listed company and/or prior experience with business in Greater China; and

B.	Board Independence. At least three-fourths of the Board shall be comprised of Independent Directors. In addition to the standards required by the New York Stock Exchange ("NYSE"), a director will be deemed independent only if he or she:

1. has not been employed by the Company or by any of its direct or indirect subsidiaries or affiliates in any capacity within the last five (5) calendar years;

2. has not served in an interim capacity as an officer of Nu Skin or its subsidiaries or affiliates within the last three (3) years;

3. has no personal service contracts with the Company, or any member of the Company's senior management;

4. is not employed as an executive officer by a private or public company at which an executive officer of the Company serves as a director; and

5. is not a member of the immediate family of any person described in subsections (1) through (4) above.

IV. Insider Trading Controls

The insider trading policy will be changed to specifically include a statement of "zero tolerance." Further, a written report of all trades by directors and/or Section 16 officers shall be provided to the NCGC in a quarterly report, and the NCGC shall review any such person executing trades of more than 25,000 shares in any thirty (30) day period (assuming in the first instance such trading is not otherwise restricted and would subject the person to dismissal). The statements, discussions and conclusions reached during such meeting shall be documented in the NCGC minutes.

V. Disciplinary Policy

The Company shall, by amending its Code of Conduct, adopt a policy that permits Nu Skin to discipline or penalize those directors, officers, managers, or employees responsible for any violation of foreign law. In the event a violation of foreign law is found to have been committed, this policy shall cover, but is not limited to, individuals who were aware of violations of foreign law and failed to report such violations.

VI. Management Assessment of Internal Controls

Management shall annually assess and report to the Board regarding the adequacy of the
Company's policies with respect to each of the following:

A.	the Company's compliance with all national and local law, rules, and/or regulations in each jurisdiction it conducts business;

B.	the Company's internal controls for financial reporting and fraud detection, which shall include assessment of the Company's compliance with national and local law, rules, and/or regulations in each jurisdiction it conducts business; and

C.	the adherence to all insider trading laws.

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT DISTRICT OF UTAH, CENTRAL DIVISION
IN RE NU SKIN ENTERPRISES, INC., SHAREHOLDER DERIVATIVE LITIGATION,	Civil Case No. 2:14-cv-00107-JNP (Cons.) SHAREHOLDER DERIVATIVE ACTION
This Document Relates To: ALL ACTIONS.

[PROPOSED] ORDER PRELIMINARILY APPROVING
DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE
WHEREAS, the parties to the above-captioned consolidated shareholder derivative action (the "Action") have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the Settlement of the Action in accordance with the Stipulation and Agreement of Settlement fully executed on July 13, 2016 (the "Stipulation"), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed Settlement and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving the form and content of the Notice to Current Nu Skin Stockholders (the "Notice") to be filed with the SEC via a Current Report on Form 8-K and posted on the Investor Relations portion of Nu Skin's website, and approving the form and content of the Summary Notice to Current Nu Skin Stockholders (the "Summary Notice") to be published one time in Investors' Business Daily;
WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto.

NOW THEREFORE, IT IS HEREBY ORDERED:

1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.

2. A hearing (the "Settlement Hearing") shall be held before the Court on _____________________ ____, 2016 at ______ __.m. to determine:  (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to Nu Skin and Current Nu Skin Shareholders and should be finally approved by the Court; (ii) whether a Final Order and Judgment approving the Settlement, as provided for in the Stipulation and attached thereto as Exhibit E, should be entered; and (iii) whether Plaintiffs' Co-Lead Counsel's agreed-to Fee Award should be finally approved.

3. The Court approves, as to form and content, the Notice attached as Exhibit C and the Summary Notice attached as Exhibit D to the Stipulation, and finds that the posting of such Notice and Summary Notice substantially in the manner and form set forth in this Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

4. Not later than ten (10) business days following entry of this Order, Nu Skin shall cause the Notice to be filed with the SEC via a Current Report on Form 8-K and posted on the Investor Relations portion of Nu Skin's website and the Summary Notice to be published one time in Investors' Business Daily.

5. All papers in support of the Settlement, the Fee Award, and the Incentive Awards shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing and any reply papers shall be filed with the Court at least seven (7) days prior to the Settlement Hearing.

6. Any Current Nu Skin Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Award or Incentive Awards should not be finally approved, provided, however, unless otherwise ordered by the Court, no Current Nu Skin Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award or Incentive Awards, unless that Stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Nu Skin common stock through the date of the Settlement Hearing, including the number of shares of Nu Skin common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Nu Skin Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Stockholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony.  If a Current Nu Skin Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave, Suite 100
Berwyn, PA 19312

David Wales
BERNSTEIN LITOWITZ BERGER
& GROSSMANN, LLP
        1251 Avenue of the Americas
               New York, NY 10020

Plaintiffs' Co-Lead Counsel
James G. Kreissman SIMPSON THACHER & BARTLETT LLP 2475 Hanover Street Palo Alto, California 94304 Counsel for Defendants

Any Current Nu Skin Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, the Fee Award, or the Incentive Awards as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

7. At least ten (10) business days prior to the Settlement Hearing, Defendants' Counsel shall serve on counsel in the Action and file with the Court proof, by affidavit or declaration, of the publication of the Notice and Summary Notice.

8. All Current Nu Skin Stockholders shall be bound by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Current Nu Skin Stockholders.

9. Pending final determination of whether the Settlement should be approved, no Current Nu Skin Stockholders, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Individual Defendants or Nu Skin, or derivatively on behalf of Nu Skin, any action or proceeding in any court or tribunal asserting any of Plaintiffs' Released Claims.

10. Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of Plaintiffs' Released Claims, or of any fault, wrongdoing or liability of any of the Parties, Plaintiffs' Co-Lead Counsel, Defendants' Counsel, Defendants' Released Persons or Plaintiffs' Released Persons; or (ii) is or  may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, any fault, omission, wrongdoing or liability of any of the Parties, Plaintiffs' Counsel, Defendants' Counsel, Defendants' Released Persons or Plaintiffs' Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.  The Parties, Plaintiffs' Counsel, Defendants' Counsel, Defendants' Released Persons and Plaintiffs' Released Persons may file the Stipulation and/or the Judgment in any action that may be brought, or has been brought, against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Nu Skin Stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement.  The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Nu Skin Stockholders.

IT IS SO ORDERED.

DATED: _______________________
HONORABLE JILL N. PARRISH UNITED STATES DISTRICT JUDGE

EXHIBIT C

IN THE UNITED STATES DISTRICT COURT DISTRICT OF UTAH, CENTRAL DIVISION
IN RE NU SKIN ENTERPRISES, INC., SHAREHOLDER DERIVATIVE LITIGATION,	Civil Case No. 2:14-cv-00107-JNP (Cons.) SHAREHOLDER DERIVATIVE ACTION
This Document Relates To: ALL ACTIONS.

NOTICE TO CURRENT NU SKIN STOCKHOLDERS

TO:	ALL OWNERS OF NU SKIN ENTERPRISES, INC. ("NU SKIN" OR THE "COMPANY") COMMON STOCK AS OF JULY 13, 2016.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF NU SKIN WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.  THIS ACTION IS NOT A "CLASS ACTION."  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order from the Honorable Jill N. Parrish of the U.S. District Court for the District of Utah, that a proposed settlement agreement has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of Nu Skin, Individual Defendants, and Nu Skin in connection with the stockholder derivative action entitled In re Nu Skin Enterprises, Inc. Shareholder, Civ. Case No. 2:14-cv-00107-JNP (Cons.).

1 For purposes of this Notice, the Court incorporates by reference the definitions in the Parties' Stipulation of Settlement fully executed as of July 13, 2016, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.  A copy of the Stipulation may be inspected at the Clerk of the Court's Office for the U.S. District Court for the District of Utah, 351 South West Temple, Salt Lake City, UT, 84101.

Plaintiffs filed the Action derivatively on behalf of Nu Skin to remedy the alleged harm caused to the Company by the Individual Defendants' alleged breach of their fiduciary duties.  The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

As explained below, a Settlement Hearing shall be held before the Federal Court on _____________________ ___, 2016 at _______ __.m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court.  You have the right to object to the Settlement in the manner provided herein.  If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the proposed Settlement and of your rights as a Current Nu Skin Stockholder.

I. BACKGROUND

A.	The Action

Nu Skin is a global direct selling company with operations in over 50 markets worldwide. The Company purports to develop and distribute premium quality anti-aging personal care products and nutritional supplements under its Nu Skin and Pharmanex brands.  The Company primarily sells its products through direct selling.  The Company generally relies on independent salespeople called "distributors."  In the People's Republic of China ("China" or "PRC") however, defendants have said that the Company employs sales personnel who sell through physical stores as well contract with direct sellers who sell through direct sales where permitted.

The Action alleges that from at least 2012, the Individual Defendants caused and or allowed the Company's operations in China to function as a pyramid scheme, in violation of PRC law.  Moreover, the Action alleges that the Individual Defendants failed to disclose this fact in the Company's filings with the United States Securities and Exchange Commission ("SEC"), rendering these financial statements false and misleading at all relevant times.

As a result of this alleged conduct, the Action alleges that China's State Administration for Industry and Commerce announced an investigation on January 15, 2014 into allegations that Nu Skin distributed false information and was conducting illegal business practices in China.  Days later, China's Ministry of Commerce announced that it too was investigating Nu Skin China's business practices.

The Complaint alleges that the Company violated Chinese anti-multi-level marketing laws.  The Complaint also alleges that on January 16, 2014, the Company initiated an internal investigation and on January 21, 2014, the Company disclosed that it had found violations of Company policy and rules by sales employees in China.  Nu Skin announced that it would temporarily suspend accepting applications for any new distributors in China.  On March 3, 2014 the Company announced that it temporarily suspended all business promotional meetings as well as applications for new sales representatives.

The Action alleges that these events substantially harmed the Company, resulting in hundreds of millions of dollars in decreased revenues from China, an over 50% reduction in sales leaders in China, downgrades from securities analysts, and the suspension of business meetings and sales representatives, combined with heightened government scrutiny.

B.	Procedural Background

On February 14, 2014 the first of four shareholder derivative actions brought on behalf of Nu Skin were filed in this Court.  On April 30, 2014 the Court consolidated those actions into the Action, and appointed plaintiffs Analisa Suderov and Amos C. Acoff as Co-Lead Plaintiffs in the Action and appointed Bernstein Litowitz Berger & Grossmann LLP and The Weiser Law Firm, P.C. as Co-Lead Counsel in the Action.

Shortly thereafter, Plaintiffs' Co-Lead Counsel associated with other counsel that had conducted an investigation of Nu Skin's corporate books and records pursuant 8 Del. C. § 220 ("Section 220").  Nu Skin agreed to produce certain non-public documents under the terms of a confidentiality agreement pursuant to the Section 220 request.

On August 4, 2014 Co-Lead Plaintiffs filed the Verified Consolidated Shareholder Derivative Complaint (the "Complaint") under seal.  The Complaint contained allegations based, in part, on information derived from and citations to certain non-public documents obtained pursuant to Section 220.  The Complaint asserted claims against certain of the Individual Defendants for misappropriation of information with respect to certain sales of Company stock and claims against all of the Individual Defendants for breach of fiduciary duty and unjust enrichment.

On September 24, 2014 Defendants moved to dismiss the Complaint for failure to plead that pre-suit demand was excused on the Nu Skin Board of Directors (the "Board") or in the alternative to stay the Action pending resolution of the related federal securities class action, captioned In re Nu Skin Enterprises, Inc., Sec. Litig., No. 2:14-cv-00033-DB (the "Securities Action") also pending before this Court.

The Court heard oral argument on July 17, 2015 and on July 20, 2015 entered an order staying the Action pending the outcome of the Securities Action.

C.	Settlement Negotiations

Beginning in February 2016, the Parties began to discuss the potential for resolution of the Action, and thereafter engaged in extensive communications and efforts aimed at reaching a settlement.  Following preliminary settlement discussions held in February and March 2016, on April 6, 2016, Plaintiffs' Co-Lead Counsel sent a detailed, formal settlement demand to counsel for Defendants, outlining the terms under which Plaintiffs would agree to settle the Action.

Negotiations between the Parties continued over the following weeks, overseen by an experienced mediator, the Honorable Layn R. Phillips, U.S. District Judge (Retired) (the "Mediator" or "Judge Phillips").  As a result of these negotiations, the Parties were ultimately able to reach an agreement to resolve the Action.  In addition, for purposes of confirmatory discovery, Defendants produced to Plaintiffs, and Plaintiffs reviewed: (a) six deposition transcripts from the Securities Action and (b) confidential, non-public documents spanning nearly 4,600 pages.  As a condition of the settlement reflected in this Stipulation (the "Settlement"), Nu Skin will agree to institute and maintain certain corporate governance reforms, the terms of which are fully set forth in Exhibit A to this Stipulation.

After reaching agreement on these substantive corporate governance terms, the Parties commenced negotiations at arm's length regarding the attorneys' fees and reimbursement of expenses to be paid to Plaintiffs' Co-Lead Counsel in light of the substantial benefits which have been or will be conferred upon the Company as a result of the settlement of the Action.  Following extensive discussions overseen by the Mediator, the Parties ultimately accepted a "Mediator's proposal" made by Judge Phillips with respect to the attorneys' fees and reimbursement of expenses to be paid to Plaintiffs' Counsel, subject to the approval of the Court.

II. PLAINTIFFS' COUNSEL'S INVESTIGATION AND RESEARCH, PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs' Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (1) inspecting, analyzing, and reviewing Nu Skin's public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) conducting an investigation of Nu Skin's books and records pursuant to Section 220 and reviewing more than 150 Board minutes, Board presentations and Board documents; (3) working with investigators who interviewed witnesses in China; (4) drafting and filing the various initial shareholder derivative complaints in the actions and the detailed Complaint in Action; (5) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (6) briefing and arguing in opposition to the motion to dismiss; (7) researching corporate governance issues; (8) opposing and arguing Defendants' motions to dismiss or stay the Action; (9) reviewing and analyzing over 4,600 pages of non-public documents and six depositions as part of confirmatory discovery in the Action; and (10) participating in extensive settlement discussions with counsel for Defendants.

Plaintiffs' Counsel believes that the claims asserted in the Action have merit and that their investigation supports the claims asserted.  Without conceding the merit of any of Defendants' defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including a potential trial and appeal, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Plaintiffs and Plaintiffs' Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeal.  Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in a complex case such as the Action, as well as the difficulties and delays inherent in such litigation.  Based on their evaluation, Plaintiffs and Plaintiffs' Counsel have determined that the Settlement is in the best interests of Plaintiffs, Nu Skin, and Current Nu Skin Stockholders (as defined herein), and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Nu Skin, or any wrongdoing whatsoever.  Without admitting the validity of any of the claims Plaintiffs have asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.  Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.  Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Nu Skin and Current Nu Skin Stockholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Final Order and Judgment (as defined herein), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs' Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV. THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Jill N. Parrish on ____________________ ___, 2016 at ______ __.m. at the U.S. District Court for the District of Utah, 351 South West Temple, Salt Lake City, UT, 84101 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment approving the Settlement should be entered; (iii) whether Plaintiffs' Counsel's agreed-to Fee Award should be finally approved; and (iv) whether the Incentive Awards should be finally approved.  The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V. THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above.  The benefits of the Settlement consist of corporate governance reforms (the "Reforms"), the terms of which are fully set forth in Exhibit A attached to the Stipulation.

 Defendants acknowledge that the filing of the Action was the cause of the Reforms.  Defendants agree that the Reforms confer a material benefit on Nu Skin and Current Nu Skin Stockholders.  In addition, the Board, exercising its independent business judgment, believes that the Settlement is in the best interests of Nu Skin and Current Nu Skin Stockholders.

VI. DISMISSAL AND RELEASES

In connection with the Court's approval of the Settlement, the Parties will jointly request entry of the Final Order and Judgment by the Court, dismissing with prejudice of all claims alleged by Plaintiffs against the Individual Defendants in the Action.

(a)
Upon the Effective Date, Plaintiffs, Nu Skin, and Current Nu Skin Stockholders, on behalf of themselves, and each of the Plaintiffs' Released Persons, shall be deemed to have - and by operation of the Final Order and Judgment shall have - released, waived, discharged, and dismissed any and all of Plaintiffs' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Plaintiffs' Released Claims, against Defendants and the Individual Defendants' Released Persons.

(b)
Further, upon the Effective Date, Individual Defendants, on behalf of themselves, and each of the Individual Defendants' Released Persons, shall be deemed to have - and by operation of the Final Order and Judgment shall have - released, waived, discharged, and dismissed any and all Individual Defendants' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Individual Defendants' Released Claims, against Plaintiffs and Plaintiffs' Released Persons.

VII. ATTORNEYS' FEES AND EXPENSES
(a)
In recognition of the substantial benefits provided to Nu Skin and Current Nu Skin Stockholders as a result of the initiation, prosecution, pendency, and settlement of the Action, Nu Skin and/or its insurers shall, upon Court approval, pursuant to the timetable provided herein, has agreed to pay or cause to be paid to Plaintiffs' Counsel attorneys' fees and expenses in the total amount of $1,275,000 (the "Fee Award").  The amount of the Fee Award is the product of the Parties' acceptance of a "Mediator's Proposal" made by Judge Phillips.  The current Board, in the exercise of its independent business judgment, does not object to the Fee Award, and the Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon Nu Skin and Current Nu Skin Shareholders by this Stipulation.

VIII. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Nu Skin Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Award or Incentive Awards should not be approved; provided, however, unless otherwise ordered by the Court, no Current Nu Skin Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that shareholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Nu Skin common stock through the date of the Settlement Hearing, including the number of shares of Nu Skin common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Nu Skin Stockholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony.  If a Current Nu Skin Stockholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave., Suite 100
Berwyn, PA 19312

David Wales
BERNSTEIN LITOWITZ BERGER
& GROSSMANN, LLP
        1251 Avenue of the Americas
               New York, NY 10020

Plaintiffs' Co-Lead Counsel
James G. Kreissman SIMPSON THACHER & BARTLETT LLP 2475 Hanover Street Palo Alto, California 94304 Counsel for Defendants

Any Current Nu Skin Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, the Fee Award, and the Incentive Awards as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX. CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Final Order and Judgment by the Court; and (2) the Final Order and Judgment has become Final.  If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of July 13, 2016.

X. EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court's Office, U.S. District Court for the District of Utah, 351 South West Temple, Salt Lake City, UT, 84101, during business hours of each business day.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave., Suite 100
Berwyn, PA 19312

David Wales
BERNSTEIN LITOWITZ BERGER
& GROSSMANN, LLP
1251 Avenue of the Americas
New York, NY 10020

Plaintiffs' Co-Lead Counsel

PLEASE DO NOT TELEPHONE THE COURT OR NU SKIN
REGARDING THIS NOTICE.

EXHIBIT D

IN THE UNITED STATES DISTRICT COURT DISTRICT OF UTAH, CENTRAL DIVISION
IN RE NU SKIN ENTERPRISES, INC., SHAREHOLDER DERIVATIVE LITIGATION,	Civil Case No. 2:14-cv-00107-JNP (Cons.) SHAREHOLDER DERIVATIVE ACTION
This Document Relates To: ALL ACTIONS.

SUMMARY NOTICE OF SETTLEMENT OF NU SKIN ENTERPRISES, INC.
DERIVATIVE ACTION AND SETTLEMENT HEARING

TO:	ALL OWNERS OF NU SKIN ENTERPRISES, INC. ("NU SKIN" OR THE "COMPANY") COMMON STOCK AS OF JULY 13, 2016 ("CURRENT NU SKIN STOCKHOLDERS").

YOU ARE HEREBY NOTIFIED that the parties to the above-captioned stockholder derivative action, as set forth in In re Nu Skin Enterprises, Inc. Shareholder, Civ. Case No. 2:14-cv-00107-JNP (Cons.) (the "Action"), have reached a settlement (the "Settlement") to resolve the issues raised in the Action.  The parties have entered into a Stipulation of Settlement (the "Stipulation") setting forth the terms of the Settlement.  The Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation.

The Action and Settlement address claims alleging that certain current and former directors and officers of Nu Skin breached their fiduciary duties by causing and or allowing the Company's operations in China to function as a pyramid scheme, in violation of Chinese law.  Moreover, the Action alleges that the Individual Defendants failed to disclose this fact in the Company's filings with the United States Securities and Exchange Commission ("SEC"), rendering these financial statements false and misleading at all relevant times. Nu Skin has implemented or, to the extent Nu Skin has not done so, will implement certain corporate governance reforms as specifically set forth at Exhibit A of the Stipulation.

The Individual Defendants have denied, and continue to deny, all allegations of wrongdoing and that they have any liability on the claims asserted in the Action.  Nu Skin also has denied and continues to deny the claims in the Action.

PLEASE BE FURTHER ADVISED that pursuant to an Order of the United States District Court for the District of Utah (the "Court"), a hearing (the "Settlement Hearing") will be held before the Honorable Jill N. Parrish on _______________________, 2016 at __.m. in Courtroom __ located at 351 South West Temple, Salt Lake City, UT, 84101 (i) to determine whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Nu Skin and the Current Nu Skin Stockholders; (ii) to determine whether the Judgment should be entered dismissing the Action with prejudice, releasing the Released Claims, and enjoining and/or barring prosecution of any and all Released Claims; (iii) to determine whether the Fee Award should be approved; and (iv) to consider such other matters as may properly come before the Court.  The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice to Current Nu Skin Stockholders.

A detailed Notice to Current Nu Skin Stockholders (the "Notice") describing in greater detail the Action, the proposed Settlement, and the rights of Current Nu Skin Stockholders with regard to the Settlement is available on Nu Skin's website at https://www.ir.nuskin.com.  The full terms of the Stipulation may be inspected at the Office of the Clerk of the United States District Court for the District of Utah located at 351 South West Temple, Salt Lake City, UT, 84101, during regular business hours of each business day.

If you are a Current Nu Skin Stockholder, your rights to pursue certain derivative claims on behalf of Nu Skin may be affected by the Settlement.  A Current Nu Skin Stockholder wishing to assert an objection to the Settlement must, at least fourteen (14) days prior to the Settlement Hearing, (1) file with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Nu Skin common stock through the date of the Settlement Hearing, including the number of shares of Nu Skin common stock held by the shareholder and the date(s) of purchase; and (c) any documentation in support of such objection; and (2) if a Current Nu Skin Stockholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of Court: (a) a written notice of such shareholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony.  Copies of any such filings must also simultaneously be served (either by hand delivery or by first-class mail) on the parties' counsel of record as set forth in the Notice posted on Nu Skin's website.

Current Nu Skin Stockholders have the right to object to the Settlement in the manner provided herein, and failure to object in the manner provided in the Notice at least fourteen (14) days prior to the Settlement Hearing will be deemed a waiver of all objections.  Any Current Nu Skin Stockholder who fails to properly object will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

Any inquiries regarding the Settlement or the Action should be directed to Plaintiffs' Counsel:

BRETT D. STECKER
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave., Suite 100
Berwyn, PA 19312
Telephone: (610) 225-2677
David Wales
BERNSTEIN LITOWITZ BERGER
& GROSSMANN, LLP
1251 Avenue of the Americas
New York, NY 10020

Co-Lead Counsel for Plaintiffs

PLEASE DO NOT TELEPHONE THE COURT OR NU SKIN REGARDING THIS NOTICE.

EXHIBIT E

IN THE UNITED STATES DISTRICT COURT DISTRICT OF UTAH, CENTRAL DIVISION
IN RE NU SKIN ENTERPRISES, INC., SHAREHOLDER DERIVATIVE LITIGATION,	Civil Case No. 2:14-cv-00107-JNP (Cons.) SHAREHOLDER DERIVATIVE ACTION
This Document Relates To: ALL ACTIONS.

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to this Court's Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated _________________ (the "Preliminary Approval Order"), on the application of the Parties for final approval of the settlement set forth in the Stipulation and Agreement of Settlement fully executed on July 13, 2016 (the "Stipulation").  Due and adequate notice having been given to Current Nu Skin Stockholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Final Order and Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3. The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties, and hereby finally approves the Settlement in all respects, finds that the Settlement set forth in the Stipulation provides substantial benefits to Nu Skin and Current Nu Skin Stockholders, and orders the Parties to perform its terms to the extent the Parties have not already done so.

4. The Action, all claims contained therein, and Plaintiffs' Released Claims are hereby ordered as compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Final Order and Judgment.  As among Plaintiffs, Nu Skin, and the Individual Defendants, the Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. Plaintiffs' Released Persons shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiffs' Released Claims against Defendants' Released Persons.

6. Defendants and Defendants' Released Persons shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Defendants' Released Claims against Plaintiffs and/or Plaintiffs' Released Persons.

7. Upon the Effective Date, Nu Skin, Plaintiffs (individually and derivatively on behalf of Nu Skin), and Current Nu Skin Stockholders (solely in their capacity as Nu Skin stockholders) shall be deemed to have, and by operation of this Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Plaintiffs' Released Claims (including Unknown Claims) and any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Action against the Released Parties.  Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

8. Upon the Effective Date, Defendants and Defendants' Released Persons shall be deemed to have, and by operation of this Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs' Released Persons from all claims, arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement, or resolution of the Action or Plaintiffs' Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

9. The Court finds that the Notice to Current Nu Skin Stockholders filed with the SEC via a Current Report on Form 8-K and posted on the Investor Relations portion of Nu Skin's website, along with the Summary Notice published one time in Investors' Business Daily,  provided the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice, and said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

10. The Court finds that during the course of the Action, the Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11.

11. The Court finds that the Fee Award and Incentive Awards are fair and reasonable, in accordance with the Stipulation, and finally approves the Fee Award and Incentive Awards.

12. Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of Plaintiffs' Released Claims, or of any fault, wrongdoing or liability of any of the Parties, Plaintiffs' Counsel, Defendants' Counsel, Defendants' Released Persons or Plaintiffs' Released Persons; or (ii) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, any fault, omission, wrongdoing or liability of any of the Parties, Plaintiffs' Counsel, Defendants' Counsel, Defendants' Released Persons or Plaintiffs' Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.  The Parties, Plaintiffs' Counsel, Defendants' Counsel, Defendants' Released Persons and Plaintiffs' Released Persons may file the Stipulation and/or the Judgment in any action that may be brought, or has been brought, against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13. Without affecting the finality of this Final Order and Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) the Parties for the purpose of construing, enforcing, and administering the Stipulation, including, if necessary, setting aside and vacating this Final Order and Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

14. This Final Order and Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58.

IT IS SO ORDERED.

DATED:_________________              _______________________________
HONORABLE JILL N. PARRISH
UNITED STATES DISTRICT JUDGE

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